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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated October 13, 2004 on the consolidated balance sheets of American Health Products Corporation and Subsidiary as of June 30, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows of American Health Products Corporation and Subsidiary for the three years ended June 30, 2004, included in its Annual Report on Form 10-K for the year ended June 30, 2004, filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in the company's previously filed Registration Statement Nos. 333-28002 and 333-81411.

      /s/ GRANT THORNTON LLP

      Chicago, Illinois
      October 13, 2004